Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2021, with respect to the consolidated financial statements and schedule of Constellation 2 (BC) S.á r.l. included in the Registration Statement (Form S-1 No. 333-253676) and related Prospectus of Diversey Holdings, Ltd. dated March 1, 2021.

/s/ Ernst & Young LLP

Charlotte, North Carolina

March 16, 2021

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 1, 2021, with respect to the financial statement of Diversey Holdings, Ltd. included in the Registration Statement (Form S-1 No. 333-253676) and related Prospectus of Diversey Holdings, Ltd. dated March 1, 2021.

/s/ Ernst & Young LLP

Charlotte, North Carolina

March 16, 2021